Registration No. 333-33590

As filed with the Securities and Exchange Commission on June 28, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

GAINSCO, INC.

2005 Long-Term Incentive Compensation Plan

(Full title of the Plan)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(972) 692-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On November 14, 2005, GAINSCO, INC., a Texas corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-33590) (the “Registration Statement”), which registered shares of its common stock as may be offered or issued in the GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan, as amended. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such shares registered on the Registration Statement that have not been sold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 28, 2010.

GAINSCO, INC.

By:	/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

/s/ Robert W. Stallings Robert W. Stallings	Chairman of the Board	June 28, 2010

/s/ Glenn W. Anderson Glenn W. Anderson	President, Chief Executive Officer and Director	June 28, 2010

/s/ Daniel J. Coots Daniel J. Coots	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	June 28, 2010

/s/ Joel C. Puckett Joel C. Puckett	Director	June 28, 2010

/s/ Robert J. Boulware Robert J. Boulware	Director	June 28, 2010

/s/ John C. Goff John C. Goff	Director	June 28, 2010

/s/ John H. Williams John H. Williams	Director	June 28, 2010